UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016
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Phillips Edison Grocery Center REIT II, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Joint Venture Agreement

On March 22, 2016, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) entered into a joint venture through its indirect wholly-owned subsidiary, PE OP II Value Added Grocery, LLC (“REIT Member”), with a limited partnership (“Investor Member”) affiliated with TPG Real Estate, and with PECO Value Added Grocery Manager, LLC (“PECO Member”), a wholly-owned subsidiary of Phillips Edison Limited Partnership and an affiliate of the Company’s advisor, Phillips Edison NTR II LLC (the “Advisor”) and the Company’s property manager, Phillips Edison & Company Ltd. (“Property Manager”). The joint venture was formed pursuant to the Limited Liability Company Agreement (the “Joint Venture Agreement”) of Phillips Edison Value Added Grocery Venture, LLC (the “Joint Venture”).

The Joint Venture Agreement provides for the ownership and operation of the Joint Venture, in which the REIT Member owns a 20% initial equity interest and Investor Member owns an 80% initial equity interest. Under the terms of the Joint Venture, REIT Member and Investor Member will contribute up to $50 million and $200 million of equity, respectively. The Joint Venture members expect to utilize leverage in an effort to maximize the returns on the capital contributions of the members.

The Joint Venture is expected to concentrate on investment opportunities that are outside the Company’s current core investment focus, targeting investments and properties that are more opportunistic and value-add. Potential investment opportunities of the Company and other affiliates of PECO Member that meet the Joint Venture’s target investment criteria will be subject to a right of first offer in favor of the Joint Venture until the earlier of either March 22, 2019 or the investment of all of the Joint Venture’s capital. Whether an investment opportunity is subject to this right of first offer will be based on a variety of factors, including the estimated risk and return characteristics of the opportunity, which are based initially on PECO Member’s diligence and underwriting and which are more typical of the opportunistic and value-add properties that are to be the focus of the Joint Venture.

PECO Member will manage and conduct the day-to-day operations and affairs of the Joint Venture, subject to certain major decisions set forth in the Joint Venture Agreement that require either the consent of a majority in interest of the Joint Venture members or the unanimous consent of the Joint Venture members. Under these provisions of the Joint Venture Agreement, REIT Member has customary approval rights in respect of major decisions, but does not have the right to cause or prohibit various material transactions, including acquisitions, dispositions, financings, significant leasing, causing the Joint Venture to make distributions, significant capital expenditures and related investment decisions or actions in respect of litigation. TPG has the ability to remove PECO Member as manager of the Joint Venture under certain circumstances, including a default by PECO Member.

The Joint Venture’s income, losses and distributions will generally be allocated based on the members’ respective ownership interests, including the PECO Member promote described below. Distributions of net cash are anticipated to be made on a monthly basis, as appropriate. Additional capital contributions in proportion to the members’ respective capital interests to the Joint Venture may be required.

Pursuant to the Joint Venture Agreement, PECO Member is entitled to a customary promote subject to a preferred return and a hurdle. With respect to REIT Member’s investment, PECO Member will receive 15% of net operating cash flow distributions after a 10% return, and then 22.5% after a 15% return. PECO Member will also be entitled to a quarterly asset management fee equal to a percentage of the aggregate investment value of the property owned by the Joint Venture. The portion of the asset management fee payable with respect to REIT Member’s investment will be (1) 0.5% until an aggregate amount of $917,500 has been paid to PECO and (2) 1.0% thereafter.

The Joint Venture Agreement contains certain restrictions on a member’s ability to transfer its interests in the Joint Venture, provisions providing for buy/sell procedures in certain circumstances (including in the event of a deadlock) and certain restrictions on PECO Member and certain of its affiliates, including the Company, in entering into new leasing arrangements with existing tenants of the Joint Venture’s properties.

In accordance with the Company’s charter, the Joint Venture Agreement was presented to the independent members of the Company’s board of directors, and the terms were determined to be fair and reasonable to the Company and on substantially the same terms as those received by the other joint venturers. Paul J. Massey, Jr., one of the Company’s independent directors, is President, New York Investment Sales of Cushman & Wakefield, which is indirectly owned and controlled by TPG Real Estate.

The term of the Joint Venture will expire seven years after the date of the Joint Venture Agreement, unless otherwise extended by the members in accordance with the terms of the Joint Venture Agreement.

Contribution Agreement

Simultaneously with the Joint Venture Agreement, the REIT Member entered into a Contribution Agreement with Investor Member and the Joint Venture (the “Contribution Agreement”), pursuant to which the REIT Member contributed to the Joint Venture its ownership interests in six grocery-anchored shopping center properties (the “Initial Properties”), valued at approximately $94.3 million. Each of the REIT Member and Investor Member will make initial capital contributions in accordance with their respective ownership percentages toward the value of the Initial Properties, and the balance of the value of the Initial Properties will be distributed to the REIT Member by the Joint Venture.

Property Management Agreement

On March 22, 2016, the Joint Venture also entered into a Master Property Management, Leasing and Construction Management Agreement with Property Manager (the “Property Management Agreement”), pursuant to which the Property Manager will act as the property manager for the Initial Properties and will have responsibility for the day-to-day management, operation and maintenance of the Initial Properties. Under the terms of the Property Management Agreement, Property Manager will receive a monthly management fee equal to 4.0% of the gross revenues collected from the operation of each property, certain leasing and construction management fees at market rates for the geographic area in which any property is located and reimbursements for certain expenses and costs.

First Amendment to Advisory Agreement

In connection with the Joint Venture Agreement, on March 22, 2016, a first amendment to the Advisory Agreement, dated December 3, 2015 (the “Advisory Agreement”), was entered into by and among the Company, Phillips Edison Grocery Center Operating Partnership II L.P. (the “Operating Partnership”) and the Advisor, which amends certain definitions in the Advisory Agreement to account for certain fees that would be paid by the Joint Venture pursuant to the terms of the Joint Venture Agreement rather than the Company or the Operating Partnership, going forward. Specifically, no acquisition fees, asset management fees or disposition fees will be paid directly by the Company with respect to assets owned by the Joint Venture. The first amendment also provides for indemnification by the Advisor of the Company and the Operating Partnership for losses incurred due to certain actions by PECO Member in its capacity as manager of the Joint Venture.

Second Amendment to Amended and Restated Agreement of Limited Partnership

On March 22, 2016, a second amendment was made to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated January 22, 2015 (as amended on December 3, 2015, the “Partnership Agreement”), by and among the Company, the Operating Partnership, American Realty Capital PECO II Advisors, LLC, the Advisor, and Phillips Edison Special Limited Partner II LLC, which amends certain definitions in the Partnership Agreement to account for certain fees that would be paid by the Joint Venture pursuant to the terms of the Joint Venture Agreement, rather than the Company or the Operating Partnership, going forward. Specifically, asset management fees payable in Class B units of limited partnership of the Operating Partnership will not be paid with respect to assets owned by the Joint Venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: March 23, 2016	By:	/s/ R. Mark Addy
R. Mark Addy
President and Chief Operating Officer